Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement (No. 333 -121223) on Form S-8 and the previously filed Prospectus constituting a part of the Registration Statement (No. 333-121223) on Form S-3 of Orange 21 Inc. of our report dated March 25, 2011 relating to the consolidated financial statements and the financial statement schedule of Orange 21 Inc. and subsidiaries, appearing in the Company’s report on Form 10-K for the year ended December 31, 2010.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 25, 2011